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                                                                      Exhibit 23


                        CONSENT OF CHARTERED ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement of Cott Corporation on Form S-8 of our report dated January 30, 2003, relating to the consolidated financial statements of Cott Corporation, which appears in Cott Corporation's Annual Report on Form 10K for the year ended December 28, 2002. We also consent to the incorporation by reference of our report dated January 30, 2003 relating to the consolidated financial statement schedules, which appears in the Annual Report on Form 10-K for the year ended December 28, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP

Chartered Accountants
Toronto, Ontario, CANADA
August 21, 2003